Exhibit 99.1

SMTC Corporation	NEWS RELEASE

www.smtc.com	Nasdaq: SMTX
investorrelations@smtc.com	Toronto Stock Exchange: SMX

FOR IMMEDIATE RELEASE

March 13, 2007

SMTC Reports fourth quarter and full year 2006 results

Reports double digit growth in revenues and record earnings

TORONTO – March 13, 2007– SMTC Corporation (Nasdaq: SMTX, TSX: SMX) (“SMTC”), a global electronics manufacturing services provider, announced today its results for the fourth quarter and year ended December 31, 2006 which are expressed in US dollars.

Fourth quarter and full year highlights

•	Growth in fourth quarter revenue to $76.1 million, a 31% increase over fourth quarter 2005.

•	Net income of $2.1 million for the fourth quarter, an increase of 49% compared to the fourth quarter of 2005.

•	EBITDA* of $5.3 million in the quarter, representing a 66% increase over the fourth quarter of 2005.

•	Growth led by strengthening diversified customer base of both long-standing and new customers.

•	Full year revenue of $262.8 million, an increase of $34.0 million, or 15% over 2005.

•	Record net income for the full year 2006 of $10.5 million, including one-time items of $5.0 million compared with a loss of $0.1 million for 2005

•	EBITDA* of $16.0 million for the full year 2006, representing a 78% increase over 2005. The full year EBITDA* for 2006 excludes the impact of one-time items.

SMTC Corporation reported revenue of $76.1 million and net income of $2.1 million, or $0.14 per share, for the fourth quarter ended December 31, 2006, compared with revenue of $58.1 million and net income of $1.4 million, or $0.10 per share, for the fourth quarter of 2005. Revenue for the year ended December 31, 2006 was $262.8 million and net income was $10.5 million, or $0.71 per share compared with revenue of $228.8 million and net loss of $0.1 million, or $0.01 per share for 2005.

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Gross profit was $7.7 million, or 10.1% of revenue, and $26.4 million, or 10.1%, for the fourth quarter of 2006 and year ended December 31, 2006, respectively. This compared with $4.9 million, or 8.4% of revenue, and $17.1 million, or 7.5% of revenue, for the fourth quarter and year ended December 31, 2005, respectively.

“Our strong fourth quarter results cap a very successful year for SMTC. For the first time since the year 2000, the Company grew year over year revenue reflecting a combination of growth from long-standing customers and the effect of new customer additions in 2005 and 2006”, stated John Caldwell, President and Chief Executive Officer. “As important, SMTC produced seven consecutive quarters of profitability culminating in record net income for 2006.”

“Strong fourth quarter and full year margins reflect the strength of our business model and continuing diligent cost containment measures”, stated Jane Todd, Senior Vice President Finance and Chief Financial Officer. “The Company generated significant cash flow from operations which was invested in working capital and assets to support current and anticipated future growth.”

The 2006 full year net income contains certain one time items aggregating $5.0 million including an income tax refund, gain on a sale of surplus real estate, final proceeds from operations discontinued in 2002 and a net adjustment to restructuring accruals.

“We expect continuing revenue and earnings growth in 2007 with improved working capital management to generate positive cash flow to be applied to debt reduction. However, the unpredictable nature of our customers’ order patterns may affect our quarterly results. Therefore, we intend to only provide overall and directional guidance on an annual basis. We will continue to monitor and update this guidance on a quarterly basis”, stated John Caldwell.

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*

EBITDA is a non-GAAP measure. EBITDA is computed as Net income from continuing operations excluding depreciation, amortization, interest and income tax expense. SMTC Corporation provides this non-GAAP calculation of EBITDA as supplemental information regarding the operational performance SMTC Corporation’s core business. EBITDA is used by SMTC Corporation to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC Corporation believes that providing non-GAAP measures that management uses in its assessment of the business will allow its investors to better understand SMTC Corporation’s financial performance and to evaluate SMTC Corporation’s performance using the same methodology and information used by SMTC Corporation’s management. Non-GAAP measures are subject to material limitations as these measures are not in accordance with or an alternative for, Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies.

About the Company: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Canada, Mexico, and China, with over 1300 full time employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments.

SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX and on the Toronto Stock Exchange under the symbol SMX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/)

Note for Investors: The statements contained in this release that are not purely historical, including our expectations regarding continued revenue and earnings growth in 2007, are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as “believes”, “expect”, “may”, “should”, “would”, “will”, “intends”, “plans”, “estimates”, “anticipates” and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC Corporation. For these statements, we claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward-looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers’ products and changes in customers’ product sources, competition in the EMS industry, component shortages, and others discussed in the Company’s most recent filings with securities regulators in the United States and Canada. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

For additional information, please contact:

Jane Todd

Senior Vice President Finance and Chief Financial Officer

(905) 479-1810

jane.todd@smtc.com

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SMTC Corporation

Consolidated Balance Sheets as of

(Expressed in thousands of U.S. dollars)

	December 31, 2005	December 31, 2006
Assets

Current assets:
Accounts receivable - net	26,899	45,160
Inventories	33,168	42,851
Prepaid expenses	1,698	1,280

	61,765	89,291
Property, plant and equipment - net	25,651	24,804
Other assets	2,010	1,310
Deferred income taxes	619	557

	$90,045	$115,962

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$30,939	$36,730
Accrued liabilities	13,849	10,253
Income taxes payable	1,203	1,979
Current portion of long-term debt	4,633	18,494
Current portion of capital lease obligations	1,542	541

	52,166	67,997

Long-term debt	23,857	22,543
Capital lease obligations	—	1,531
Commitments and contingencies

Shareholders’ equity:
Capital stock	16,986	11,969
Warrants	10,372	10,372
Loans receivable	(5)	(5)
Additional paid-in capital	239,380	244,502
Deficit	(252,711)	(242,947)

	14,022	23,891

	$90,045	$115,962

SMTC Corporation

Consolidated Statements of Operations for the periods ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)

	Three months ended December 31,		Years ended December 31,
	2005	2006	2005	2006
Revenue	$58,061	$76,055	$228,766	$262,782
Cost of sales	53,155	68,386	211,619	236,351

Gross profit	4,906	7,669	17,147	26,431
Selling, general and administrative expenses	2,908	3,640	13,139	15,162
Amortization	—	—	—	—
Restructuring (recoveries) charges	20	—	99	(1,350)
Gain on sale of assets	—	—	(12)	(1,228)
Other expenses	—	—	—	826

Operating earnings	1,978	4,029	3,921	13,021
Interest expense	1,190	1,995	4,589	5,395

Earnings (loss) from continuing before income taxes	788	2,034	(668)	7,626

Income tax (recovery) expense	(629)	(79)	(556)	(1,961)

Net (loss) earnings from continuing operations	1,417	2,113	(112)	9,587
Net earnings from discontinued operations	—	—	—	874

Net earnings (loss), also being comprehensive income (loss)	$1,417	$2,113	$(112)	$10,461

Basic earnings (loss) per share
- continuing operations	$0.10	$0.14	$(0.01)	$0.65
- discontinued operations	$—	$—	$—	$0.06

Basic earnings (loss) per share	$0.10	$0.14	$(0.01)	$0.71
Diluted earnings (loss) per share
- continuing operations	$0.10	$0.14	$(0.01)	$0.64
- discontinued operations	$—	$—	$—	$0.06

Diluted earnings (loss) per share	$0.10	$0.14	$(0.01)	$0.70

Weighted average number of shares outstanding
Basic	14,641,333	14,645,790	14,641,333	14,642,459
Diluted	14,838,754	14,921,634	14,641,333	15,025,047

SMTC Corporation

Consolidated Statements of Cash Flows for the periods ended

(Expressed in thousands of U.S. dollars)

	Three months ended December 31,		Years ended December 31,
	2005	2006	2005	2006
Cash provided by (used in):
Operations:
Net earnings (loss)	$1,417	$2,113	$(112)	$10,461
Items not involving cash:
Depreciation	1,173	1,231	4,943	4,688
(Gain) loss on disposition of property, plant and equipment	12	—	68	(1,228)
Other	247	(40)	1,131	6
Deferred income taxes	(479)	43	(484)	62
Non-cash interest	730	900	1,753	1,949
Stock-based compensation	—	75	—	224
Discontinued operations	—	—	—	(874)

	3,100	4,322	7,299	15,288

Change in non-cash operating working capital:
Accounts receivable	3,769	(824)	(2,963)	(18,373)
Inventories	(4,272)	6,903	(143)	(9,595)
Prepaid expenses	(62)	354	4	418
Income taxes recoverable/payable	64	56	(368)	776
Accounts payable	3,148	(8,608)	4,996	5,791
Accrued liabilities	1,835	(960)	660	(3,847)

	7,582	1,243	9,485	(9,542)

Financing:
Increase (decrease) in long-term debt	(3,762)	(265)	—	14,972
Repayment of long-term debt	(3,227)	(167)	(6,115)	(3,065)
Principal payment of capital lease obligations	(418)	(283)	(1,897)	(1,686)
Net proceeds from issuance of capital stock	—	6	—	6
Debt issuance and deferred financing costs	—	—	—	(606)
Proceeds from discontinued operations	—	—	—	874

	(7,407)	(709)	(8,012)	10,495

Investment:
Purchase of property, plant and equipment	(175)	(534)	(2,485)	(2,181)
Proceeds from sale of property, plant and equipment	—	—	1,012	1,228

	(175)	(534)	(1,473)	(953)

(Decrease) Increase in cash and cash equivalents	—	—	—	—
Cash and cash equivalents, beginning of period	—	—	—	—

Cash, end of the period	$—	$—	$—	$—

Supplementary Information:

Reconciliation of EBITDA

	Three months ended December 31,		Years ended December 31,
	2005	2006	2005	2006
Operating earnings	$1,978	$4,029	$3,921	$13,021
Add:
Depreciation	1,173	1,231	4,943	4,688
Restructuring charges (recoveries)	20	—	99	(1,350)
Gain on sale of assets	—	—	(12)	(1,228)
Other	—	—	—	826

EBITDA	3,171	5,260	8,951	15,957